                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                        HARRAH'S OPERATING COMPANY, INC.,



                            SATCHMO ACQUISITION, INC.



                                       AND



                               JCC HOLDING COMPANY



                            DATED AS OF JULY 30, 2002

                                TABLE OF CONTENTS



ARTICLE 1. THE MERGER.........................................................................................1


   Section 1.1    The Merger..................................................................................1

   Section 1.2    Effective Time..............................................................................2

   Section 1.3    Effect of the Merger........................................................................2

   Section 1.4    Certificate of Incorporation; By-laws.......................................................2

   Section 1.5    Directors and Officers......................................................................2

ARTICLE 2. CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................................................2


   Section 2.1    Conversion of Securities....................................................................2

   Section 2.2    Exchange of Certificates....................................................................3

   Section 2.3    Dissenters' Rights..........................................................................4

   Section 2.4    Stock Transfer Books........................................................................5

   Section 2.5    Stock Options...............................................................................5

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................5


   Section 3.1    Organization and Qualification; Subsidiaries................................................6

   Section 3.2    Certificate of Incorporation and By-laws; Corporate Books and Records.......................6

   Section 3.3    Capitalization..............................................................................6

   Section 3.4    Authority; No Conflict; Required Filings and Consents.......................................7

   Section 3.5    SEC Filings; Financial Statements...........................................................9

   Section 3.6    Absence of Certain Changes or Events.......................................................10

   Section 3.7    Taxes......................................................................................10

   Section 3.8    Real Property..............................................................................12

   Section 3.9    Title to Personal Property; Liens..........................................................15

   Section 3.10   Intellectual Property......................................................................15

   Section 3.11   Contracts..................................................................................15

   Section 3.12   Employee Benefit Plans.....................................................................17

   Section 3.13   Labor and Other Employment Matters.........................................................19

   Section 3.14   Litigation.................................................................................21

   Section 3.15   Environmental Matters......................................................................22

   Section 3.16   Insurance..................................................................................22

   Section 3.17   Opinion of Financial Advisors..............................................................22

   Section 3.18   Vote Required..............................................................................22

   Section 3.19   Permits; Compliance with Gaming Laws.......................................................23

   Section 3.20   Disclosure Documents.......................................................................24

   Section 3.21   Brokers....................................................................................24

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........................................24


   Section 4.1    Organization and Qualification; Subsidiaries...............................................24

   Section 4.2    Authority..................................................................................25

   Section 4.3    Ownership of Merger Sub; No Prior Activities...............................................25

   Section 4.4    Brokers....................................................................................26

ARTICLE 5. ADDITIONAL AGREEMENTS.............................................................................26


   Section 5.1    Conduct of Business by the Company Pending the Effective Time..............................26

   Section 5.2    Cooperation................................................................................30

   Section 5.3    Proxy Statement and Schedule 13E-3.........................................................30

   Section 5.4    Stockholders' Meetings.....................................................................31

   Section 5.5    Access to Information; Confidentiality.....................................................31

   Section 5.6    No Solicitation of Transactions............................................................32

   Section 5.7    Appropriate Action; Consents; Filings......................................................33

   Section 5.8    Certain Notices............................................................................34

   Section 5.9    Public Announcements.......................................................................34

   Section 5.10   Employee Benefit Matters...................................................................34

   Section 5.11   Indemnification of Directors and Officers..................................................34

ARTICLE 6. CLOSING CONDITIONS................................................................................36


   Section 6.1    Conditions to Obligations of Each Party Under This Agreement...............................36

   Section 6.2    Additional Conditions to Obligations of Parent and Merger Sub..............................36

   Section 6.3    Additional Conditions to Obligations of the Company........................................37

ARTICLE 7. TERMINATION, AMENDMENT AND WAIVER.................................................................38


   Section 7.1    Termination................................................................................38

   Section 7.2    Effect of Termination......................................................................39

   Section 7.3    Amendment..................................................................................40

   Section 7.4    Waiver.....................................................................................40

   Section 7.5    Fees and Expenses..........................................................................40

ARTICLE 8. GENERAL PROVISIONS................................................................................41


   Section 8.1    Non-Survival of Representations and Warranties.............................................41

   Section 8.2    Notices....................................................................................41

   Section 8.3    Certain Definitions........................................................................41

   Section 8.4    Terms Defined Elsewhere....................................................................45

   Section 8.5    Headings...................................................................................47

   Section 8.6    Severability...............................................................................48

   Section 8.7    Entire Agreement...........................................................................48

   Section 8.8    Assignment.................................................................................48

   Section 8.9    Parties in Interest........................................................................48

   Section 8.10   Mutual Drafting............................................................................48

   Section 8.11   Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury............................48

   Section 8.12   Counterparts...............................................................................49

   Section 8.13   Specific Performance.......................................................................49

    Annex A       Voting Agreements

    Annex B       Separation Agreements

    Annex C       Press Release

          AGREEMENT AND PLAN OF MERGER, dated as of July 30, 2002 (this "Agreement"), by and among Harrah's Operating Company, Inc., a Delaware corporation ("Parent"), Satchmo Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and JCC Holding Company, a Delaware corporation (the "Company").

          WHEREAS, a special committee of the Board of Directors of the Company, duly authorized and constituted and comprised solely of directors of the Company who are not employees, officers, consultants or directors of the Parent (the "Special Committee"), at a meeting thereof duly called and held, (i) unanimously determined that the merger of Merger Sub with and into the Company (the "Merger") and the other transactions contemplated herein are fair to, and in the best interests of, the Company and the stockholders of the Company (other than Parent and any Parent Subsidiary), and has declared the Merger advisable, and
(ii) unanimously recommended that the Board of Directors of the Company (the "Company Board") approve and adopt the Merger and this Agreement;

          WHEREAS, the respective Boards of Directors of the Company (based in part on the recommendations of the Special Committee), Parent and Merger Sub have approved and declared advisable the Merger upon the terms and subject to the conditions of this Agreement and in accordance with each party's respective Certificate of Incorporation and By-Laws and the General Corporation Law of the State of Delaware (the "DGCL");

          WHEREAS, Parent has informed the Company that the shares of Company Common Stock that it and all Subsidiaries of the Parent (the "Parent Subsidiaries") own are not for sale, and that Parent and Parent Subsidiaries have no intention of selling, transferring or otherwise disposing of such Company Common Stock;

          WHEREAS, as a condition to and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of the Company are entering into voting agreements with Parent (the "Voting Agreements"), each dated as of the date hereof and in the form attached as Annex A hereto and certain officers of the Company are entering into separation agreements with the Company and Parent (the "Separation Agreements"), each dated as of the date hereof and effective as of the Effective Time and in the form attached as Annex B hereto; and

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   THE MERGER

          Section 1.1 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          Section 1.2 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

          Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.4 Certificate of Incorporation; By-laws. At the Effective Time, the Certificate of Incorporation and the By-laws of the Surviving Corporation shall be amended in their entirety to contain the provisions set forth in the Certificate of Incorporation and the By-laws of Merger Sub, each as in effect immediately prior to the Effective Time, as the same may be amended in accordance with Section 5.11.2 hereof and except as may be amended by the provisions of the Certificate of Merger.

          Section 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE 2.
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               Section 2.1.1 Conversion Generally. Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1.2 and any shares of Company Common Stock which are held by stockholders who have not voted in favor of the Merger or consented thereto in writing and are exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")), shall be converted, subject to Section 2.2.4, into the right to receive $10.54 in cash, payable to the holder thereof, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration therefor or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such shares of Company Common Stock as determined in accordance with
Section 262 of the DGCL. Certificates previously representing shares of Company Common Stock shall be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest.

               Section 2.1.2 Cancellation of Certain Shares. Each share of Company Common Stock held by Parent, Merger Sub, any wholly-owned subsidiary of Parent or Merger Sub or held, in the treasury of the Company or held by any wholly-owned subsidiary of the Company, immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

               Section 2.1.3 Merger Sub. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

               Section 2.1.4 Change in Shares. If between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          Section 2.2 Exchange of Certificates.

               Section 2.2.1 Paying Agent. As of or as soon as reasonably practicable after the Effective Time, Parent shall enter into an agreement with such bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Paying Agent"), and shall deposit, or cause to be deposited, with the Paying Agent for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Paying Agent, cash in U.S. dollars in an amount sufficient to pay the Merger Consideration as provided herein (such cash being hereinafter referred to as the "Payment Fund") payable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be paid pursuant to Section 2.1 out of the Payment Fund. The Payment Fund shall not be used for any other purpose.

               Section 2.2.2 Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in customary form) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate, shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

               Section 2.2.3 Further Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

               Section 2.2.4 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Stock for nine months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to Parent for the Merger Consideration, without any interest thereon.

               Section 2.2.5 No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any cash from the Payment Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

               Section 2.2.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

               Section 2.2.7 Withholding. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Paying Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax Law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding was made by Parent or the Paying Agent.

          Section 2.3 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the "fair value" of such holder's shares of Company Common Stock, as provided in
Section 262 of the DGCL, such shares shall not be converted into or exchangeable for the right to receive the Merger

Consideration except as provided in this Section 2.3, and the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares of Company Common Stock held by such Dissenting Stockholder shall thereupon be treated as though such shares had been converted into the Merger Consideration pursuant to Section 2.1.

          Section 2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be converted into the Merger Consideration.

          Section 2.5 Stock Options. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, each unexpired and unexercised option or similar rights to purchase shares of Company Common Stock (the "Company Options"), under any stock option plan of the Company or any other plan, agreement or arrangement including the Company Stock Option Plans, whether or not then exercisable or vested, shall be cancelled and, in exchange therefor, each former holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefor, a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld) of an amount equal to the product of (A) the total number of shares of Company Common Stock previously subject to such Company Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Company Option (such amounts payable hereunder being referred to as the "Option Payment"). The Option Payment shall be paid, subject to the terms and conditions of this Agreement, as soon as practicable following the Effective Time. From and after the Effective Time, any such cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment, and the Company will use its reasonable best efforts to obtain all necessary consents to ensure that former holders of Company Options will have no rights other than the right to receive the Option Payment. After the Effective Time all Company Stock Option Plans shall be terminated. Following the date hereof, no further Company Options shall be granted.

                                   ARTICLE 3.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which identifies exceptions by specific subsection references, or as disclosed in Company SEC Reports, the Company hereby represents and warrants to Parent as follows:

          Section 3.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may. Each of the Company and each Company Subsidiary has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted other than such governmental approvals, the lack of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth a true and complete list of all of the Company Subsidiaries. Except as set forth in Section 3.1 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary holds an Equity Interest in any other person.

          Section 3.2 Certificate of Incorporation and By-laws; Corporate Books and Records. The copies of the Company's Second Amended and Restated Certificate of Incorporation (the "Company Certificate") and Third Amended and Restated By-laws (the "Company By-laws") that are listed as exhibits to the Company's Form 10-K/A for the year ended December 31, 2000 are complete and correct copies thereof as in effect on the date hereof. Complete and correct copies of the organizational documents of each Company Subsidiary as in effect on the date hereof have been previously provided to Parent. The Company is not in violation of any of the provisions of the Company Certificate or the Company By-laws and none of the Company Subsidiaries is in violation of any of the provisions of its respective organizational documents. True and complete copies of all minute books of the Company (including the Special Committee, which minutes were redacted as necessary in the opinion of counsel to the Special Committee) and Company Subsidiaries, from March 29, 2001, have been made available by the Company to Parent.

          Section 3.3 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock. (A) 12,383,025 shares of Company Common Stock (other than treasury shares) are issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (B) 5,025 shares of Company Common Stock are held in the treasury of the Company or by the Company Subsidiaries, and (C) 832,548 shares of Company Common Stock are issuable (and such number was reserved for issuance) upon exercise of outstanding Company Options. Except for the Company Options to purchase not more than 832,548 shares of Company Common Stock described in Section 3.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any Company Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any Company Subsidiary to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any Company Subsidiary. Since December 31, 2001, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or other Equity Interests, including Company Options, other than as set forth in Section 3.3 of the Company Disclosure Schedule. Section 3.3 of the Company Disclosure Schedule sets forth a true and complete list of the prices at which outstanding Company Options may be exercised under the applicable Company Stock Option Plan, the number of Company Options outstanding at each such price and the vesting schedule of the Company Options for each option-holder of the Company. There are no outstanding contractual obligations of the Company or any Company Subsidiary (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive, participation or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of, or other Equity Interests in, the Company or any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive or other similar rights and is owned, beneficially and of record, by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          Section 3.4 Authority; No Conflict; Required Filings and Consents.

               Section 3.4.1 The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions that are contemplated by this Agreement and each Ancillary Agreement to be consummated by the Company. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to authorize this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby other than, with respect to the Merger, as provided in Section 3.18. The Special Committee, at a meeting thereof duly called and held, (i) unanimously determined that the Merger and the other transactions contemplated herein are fair to, and in the best interests of, the Company and the stockholders of the Company (other than Parent and any Parent Subsidiary), and has declared the Merger advisable, and (ii) unanimously recommended that the Company Board approve and adopt the Merger and this Agreement. In accordance with the Company Certificate and the Company By-Laws, the Company Board has approved this Agreement and each Ancillary Agreement to which it is a party, declared advisable the transactions contemplated hereby and thereby and has directed that the Merger, this Agreement and each Ancillary Agreement to which it is a party and the transactions contemplated hereby and thereby be submitted to the Company's stockholders for approval at a meeting of such stockholders. This Agreement and each Ancillary Agreement to which it is a party have been duly authorized and validly executed and delivered by the Company and constitute a legal valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

               Section 3.4.2 The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by the Company does not, and the performance of this Agreement and each Ancillary Agreement to which it is a party by the Company will not, (A) (assuming the stockholder approval set forth in Section 3.18 is obtained) conflict with or violate any provision of the Company Certificate or Company By-laws or any equivalent organizational documents of any Company Subsidiary (including but not limited to approvals by members of the Company Board as described in Article III, Section 2 of the Company By-laws), (B) assuming that all consents, approvals, authorizations and permits described in Section 3.4.3 have been obtained and all filings and notifications described in Section 3.4.3 have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (C) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit or other instrument or obligation, other than, in the case of each of clauses (B) and (C), any such items that individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

               Section 3.4.3 The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by the Company does not, and the performance of this Agreement and each Ancillary Agreement to which it is a party by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other person, except (A) under the Exchange Act, Securities Act, any applicable Blue Sky Law, the rules and regulations of the Exchange, applicable Company Gaming Laws and the filing and recordation of the Certificate of Merger as required by the DGCL and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications to a person other than a Governmental Entity, would not, individually or in the aggregate, reasonably be expected to (1) prevent or unreasonably delay consummation of the Merger, (2) otherwise prevent or delay performance by the Company of any of its material obligations under this Agreement or any Ancillary Agreement to which it is a party, or (3) have a Company Material Adverse Effect.

               Section 3.4.4 Neither Section 203 of the DGCL, nor any other state takeover statute or similar statute or regulation is applicable to or purports to be applicable to the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement.

               Section 3.4.5 The Special Committee has been duly formed and authorized by the Company Board in accordance with the Company By-laws and the DGCL to, among other things, negotiate the Merger and this Agreement on behalf of the Company. The Special Committee is comprised solely of members of the Company Board who are not employees, officers, consultants or directors of Parent. The Special Committee has at a meeting thereof, duly called and held,
(i) unanimously determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the stockholders of the Company (other than Parent and any Parent Subsidiary), and has declared the Merger advisable, and (ii) unanimously recommended to the Company Board to approve and adopt the Merger and this Agreement.

          Section 3.5 SEC Filings; Financial Statements.

               Section 3.5.1 The Company has timely filed all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since March 29, 2001 (collectively, the "Company SEC Filings"). Each Company SEC Filing (A) as of its date, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

               Section 3.5.2 Assuming the accuracy and completeness of financial information provided to the Company by the Management Company pursuant to the terms of the Management Agreement, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated, and each presented fairly the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein. The books and records of the Company and each Company Subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements.

               Section 3.5.3 Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2001 included in the Company Form 10-K for the year ended December 31, 2001, including the notes thereto, or on the interim financial statements of the Company and the consolidated Company Subsidiaries dated as of May 31, 2002 (which is attached to Section 3.5.3 of the Company Disclosure Schedule), none of the Company or any consolidated Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP or any other agreement to make expenditures or create a liability or obligation of Company, except for liabilities or obligations incurred (i) in the ordinary course of business since December 31, 2001 and which do not exceed, in the aggregate, $100,000, or (ii) by the Management Company (acting as an agent of the Company).

               Section 3.5.4 The Company has previously provided to Parent a complete and correct copy of any amendment or modification which has not yet been filed with the SEC to any agreement, document or other instrument which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

          Section 3.6 Absence of Certain Changes or Events. Assuming the accuracy and completeness of information provided to the Company by the Management Company, since December 31, 2001, the Company and each Company Subsidiary has conducted its businesses in the ordinary course consistent with past practice and, since such date, there has not been (A) any Company Material Adverse Effect or an event or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (B) any event or development that would, individually or in the aggregate, reasonably be expected to prevent or delay the performance of this Agreement or any Ancillary Agreement by the Company, or (C) except as described in Section
3.6 of the Company Disclosure Schedule, to the knowledge of the Company any action taken by the Company or any Company Subsidiary during the period from January 1, 2002 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

          Section 3.7 Taxes.

               Section 3.7.1 Each of the Company and each Company Subsidiary (and any affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any Company Subsidiary is now or has been a member) has timely filed with the appropriate taxing authorities all federal, state and local income Tax Returns and all other material Tax Returns required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Effective Time. Such Tax Returns and other information filed are (and, to the extent they will be filed prior to the Effective Time, will be) complete and accurate in all material respects (excluding any such tax information prepared or compiled and submitted to the Company by the Management Company pursuant to the Management Agreement which is not complete or accurate in any material respect). None of the Company, any Company Subsidiary, nor any affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any Company Subsidiary is now or was a member, has pending any request for an extension of time within which to file federal, state or local income Tax Returns, except for the Company's federal and state Tax Returns for the taxable year ended December 31, 2001. The Company has provided to Parent complete and accurate copies of Company's federal and state income Tax Returns for the taxable years ended December 31, 1998, December 31, 1999 and December 31, 2000.

               Section 3.7.2 All Taxes in respect of periods beginning before the Effective Time have been paid or will be timely paid, or an adequate reserve has been or will be established therefor in accordance with GAAP by each of Company and its Company Subsidiaries.

               Section 3.7.3 Except as disclosed on Section 3.7.3 of the Company Disclosure Schedule, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of any of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has received a written notice of any such pending audits or proceedings. The Company has no knowledge of any outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from the Company or any Company Subsidiary. The Company has no knowledge of any issue that has been raised by any tax authority in any audit of the Company or any Company Subsidiary that if raised with respect to any other period not so audited could be expected to result in a proposed deficiency that would reasonably be expected to have a Company Material Adverse Effect for any period not so audited.

               Section 3.7.4 Neither the Internal Revenue Service ("IRS") nor any other taxing authority (whether domestic or foreign) has asserted, or to the Company's knowledge, is threatening to assert, against the Company or any Company Subsidiary any deficiency or claim for Taxes in excess of the reserves established therefore.

               Section 3.7.5 There are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary thereof, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings as set forth in Section 3.7.5 of Company Disclosure Schedule and as to which adequate reserves have been established in accordance with GAAP.

               Section 3.7.6 Neither the Company nor any Company Subsidiary is or has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (or a group of corporations filing a consolidated, combined or unitary income Tax Return under comparable provisions of state, local or foreign tax Law) for any taxable period beginning on or after the taxable period ending December 31, 1998, other than a group the common parent of which is or was the Company or any Company Subsidiary.

               Section 3.7.7 Neither the Company nor any Company Subsidiary has any obligation under any Tax sharing agreement or similar arrangement with any other person or entity with respect to Taxes of such other person.

               Section 3.7.8 Neither the Company nor any Company Subsidiary has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Company Subsidiary.

               Section 3.7.9 To the Company's knowledge, no member of the Company affiliated group (as defined in Section 1504 of the Code) has recognized any gain in connection with any intercompany transaction that has been deferred for federal, state, local or foreign income tax purposes, except for such gains as have been taken into account on Tax Returns filed prior to the date hereof in accordance with Treasury Regulation Section 1.1502-13 or comparable provisions of state, local or foreign Tax laws.

               Section 3.7.10 The Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               Section 3.7.11 The Company and the Company Subsidiaries have taken no action that is inconsistent with, or which will prevent or inhibit, an election by the Company pursuant to Section 382(l)(5)(H) of the Code and Treasury Regulation Section 1.382-9(i) (and any similar provisions of state or local law) with respect to any "ownership change" (as described in Section 382(g) of the Code) of the Company or any Company Subsidiary, and the Company and the Company Subsidiaries have not made any election pursuant to Section 108(b)(5) of the Code.

               Section 3.7.12 "Taxes" shall mean any and all taxes, charges, fees, levies, duties, liabilities, impositions or other assessments, including, without limitation, income, gross receipts, profits, gaming, excise, real or personal property, environmental, recapture, sales, use, value-added, withholding, social security, retirement, employment, unemployment, occupation, service, license, net worth, payroll, franchise, gains, stamp, transfer and recording taxes, fees and charges, except those which the Management Company is responsible for withholding, collecting or paying to a taxing authority that are imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, duties, liabilities, impositions or other assessments. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person or entity with respect to Taxes of such other person or entity (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including attachments thereto and amendments thereof, and including, without limitation, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information and excluding those Tax Returns that are filed by the Management Company (acting as agent of the Company).

          Section 3.8 Real Property.

               Section 3.8.1 Section 3.8.1 of the Company Disclosure Schedule identifies all real property owned by the Company and each Company Subsidiary (the "Company Owned Property") and all real property leased or operated by the Company and each Company Subsidiary (the "Company Leased Property"). The Company Owned Property and the Company Leased Property is referred to herein collectively as the "Company Real Property."

               Section 3.8.2 The Company and each Company Subsidiary have good and marketable fee simple title to the Company Owned Property, and a valid leasehold interest in the Company Leased Property, free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, covenants, assessments, defects, claims or exceptions, except for (A) the exceptions described in the Lease Documents, (B) the exceptions described in the Company SEC Filings or (C) such other liens or exceptions that do not and would not, individually or in the aggregate, materially interfere with the use of the Company Real Property as currently used (collectively, the "Permitted Exceptions"). The Company is the named insured under valid owner's extended coverage owner's policies of title insurance with respect to all Company Owned Property or extended leasehold policies of title insurance with respect to all Company Leased Property, in each case issued by a national title insurance company for the full value of such Company Real Property and subject only to the preprinted exceptions of such policy(ies) and the Permitted Exceptions (collectively, the "Title Policies"). The Company Disclosure Schedule identifies the Company Real Property for which the Company or the Management Company possesses final "as-built" ALTA survey(s), in each case completed in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys as jointly established and adopted by ALTA and ACSM in 1999 (collectively, the "Surveys").

               Section 3.8.3 Item 2 and Note 9 to Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, together constitute a complete and accurate description of the Company Leased Property. True and correct copies of the documents under which the Company Leased Property is leased or operated (the "Lease Documents") have been filed or incorporated by reference as Exhibits 10.01, 10.02, 10.03, 10.09, 10.10 and 10.10 to the
Company's Annual Report on Form 10-K for the year ended December 31, 2001. The Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between the Company or any Company Subsidiary in the Company Leased Property or otherwise relating to the use and occupancy of the Company Owned Property or the Company Leased Property. None of the Company, the Company Subsidiaries or, to the Company's knowledge, any other party, is in default under the Lease Documents, and, to the Company's knowledge, no defaults (whether or not subsequently cured) by the Company, the Company Subsidiaries or any other party have been alleged thereunder. To the Company's knowledge: (A) each landlord named in any of the Lease Documents is not in default thereunder, and (B) no defaults (whether or not subsequently cured) by such landlord have been alleged thereunder.

               Section 3.8.4 (A) to the Company's knowledge, no Company Real Property is in violation of any applicable Laws, regulations or restrictions; and (B) to the Company's knowledge, there are no material defects in the physical condition of the Company Real Property or the improvements located on the Company Real Property, except to the extent that any such violation or defect would not be reasonably expected to have a Company Material Adverse Effect.

               Section 3.8.5 Neither the Company nor any Company Subsidiary has received written notice of, or has any knowledge of, any action, proceeding or litigation pending (and, to the Company's knowledge, overtly contemplated or threatened) (A) to take all or any portion of the Company Real Property, or any interest therein, by eminent domain; (B) to modify the zoning of, or other governmental rules or restrictions applicable to, the Company Real Property or the use or development thereof; (C) otherwise relating to the Company Real Property or the interests of the Company and its Subsidiaries therein, which would be reasonably be expected to have a Material Adverse Effect on the ability of the Company to use, own, improve, develop and/or operate the Company Real Property.

               Section 3.8.6 To the Company's knowledge, no portion of the Company Real Property or the roads immediately adjacent to and currently utilized to access the Company Real Property: (A) was the former site of any public or private landfill, dump site, retention basin or settling pond; (B) was the former site of any oil or gas drilling operations; or (C) was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals.

               Section 3.8.7 The parcels constituting the Company Real Property are assessed separately from all other adjacent property not constituting the Company Real Property for purposes of real property taxes to the Company's, the property leased to the Company and applicable Company Subsidiary pursuant to each applicable Lease Document and each of the parcels of the Company Real Property complies with all applicable subdivision, land parcelization and local governmental taxation or separate assessment requirements, without reliance on property not constituting Company Real Property.

               Section 3.8.8 To the Company's knowledge, the Company Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities and all material systems (including, without limitation, heating, air conditioning, electrical, plumbing and fire/life safety systems) for the basic operation of the Company Real Property are operable and in good condition (ordinary wear and tear excepted), except to the extent that the lack of any such system or the failure of the property to be in good condition would not reasonably be expected to have a Company Material Adverse Effect.

               Section 3.8.9 There are no commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the use or ownership of the Company Real Property which are not described in the Company SEC Filings.

               Section 3.8.10 There are no contracts or other obligations outstanding for the sale, exchange, encumbrance, lease or transfer of any of the Company Real Property, or any portion of it, or the businesses operated by the Company or any of the Company Subsidiaries thereon.

               Section 3.8.11 The agreement between JCC Fulton Development LLC and The Varna Group New Orleans LLC, dated April 23, 2002 (the "Fulton Street Agreement") has been terminated in accordance with its terms. There are no contracts or other obligations relating to the sale, exchange, encumbrance, use, lease or transfer of such Company Real Property that was the subject of the Fulton Street Agreement. None of the transactions that were contemplated by the Fulton Street Agreement were consummated prior to termination.

               Section 3.8.12 The Company has delivered or made available for review to Parent true and correct copies of (A) all Title Policies, together with legible copies of all underlying title exception documents referenced therein, and any updated preliminary title reports, commitments or lender's policies of title insurance in the Company's possession or control relating to the Company Real Property, and (B) all Surveys.

          Section 3.9 Title to Personal Property; Liens.

          To the Company's knowledge, the Company and each of the Company Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as and where currently conducted. To the Company's knowledge, such tangible personal assets and properties are sufficiently free of liens to allow each of the Company and the Company Subsidiaries to conduct, and continue to conduct, its business as and where currently conducted and to the Company's knowledge the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not alter or impair such ability in any respect. To the Company's knowledge, there are no material defects in the physical condition or operability of such tangible personal assets and properties which would impair the use of such assets and properties as and where such assets and properties are currently used.

          Section 3.10 Intellectual Property. Section 3.10 of the Company Disclosure Schedule contains a complete and accurate description of all Intellectual Property owned by the Company. To the Company's knowledge, it owns or has the defensible right to use, whether through ownership, licensing or otherwise, all Intellectual Property used in the businesses of the Company and each Company Subsidiary as such businesses are conducted on the date hereof ("Material Intellectual Property"). Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse impact on the validity or value of any Material Intellectual Property; (A) to the Company's knowledge, no claim of invalidity or conflicting ownership rights with respect to any Material Intellectual Property has been made by a third party and no such Material Intellectual Property is the subject of any pending or, to the Company's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (B) no person or entity has given notice to the Company or any Company Subsidiary that the use of any Material Intellectual Property by the Company, any Company Subsidiary or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any Company Subsidiary or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; and (C) to the Company's knowledge, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Material Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party. None of the matters, if any, disclosed on Section 3.10 of the Company Disclosure Schedule would individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 3.11 Contracts. Except as filed as exhibits to the Company SEC Filings filed prior to the date of this Agreement, or entered into by the Management Company (acting as an agent of the Company), or as disclosed in
Section 3.11 of the Company Disclosure Schedule, none of the Company or any Company Subsidiary is a party to or bound by any contract (A) any of the benefits to any party of which will be increased, or the vesting of the benefits to any party of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or the value of any of the benefits to any party of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any Ancillary Agreement, or (B) which (1) is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (2) which involves aggregate expenditures in excess of $200,000, (3) which involves annual expenditures in excess of $50,000 and is not cancelable within one year, (4) which contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company, any Company Subsidiary or any of the Company's current or future affiliates, or which restricts the conduct of any line of business by the Company, any Company Subsidiary or any of the Company's current or future affiliates or any geographic area in which the Company, any Company Subsidiary or any of the Company's current or future affiliates may conduct business, in each case in any material respect, (5) which relates to the borrowing of money or the incurrence of any indebtedness by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation of any other person, (6) which involves a partnership, joint venture or limited liability or management agreement with any person, (7) which relates to or involves any merger, consolidation, business combination, share exchange, business acquisition, or the purchase, acquisition, sale or disposition of any assets of the Company or any of the Company Subsidiaries outside the ordinary course of business, (8) which relates to the Company Real Property, (9) which relates to the food and beverage services of the Company, (10) which relates to any hotel development activity, (11) which relates to construction or renovation at any Company Real Property, (12) which involves the provision of funds to any charitable or community organization which, in the aggregate, exceed $5,000, (13) which relates to the operation of the Company's casino business and which was not entered into on behalf of the Company by any Parent Subsidiary, or (14) which require or obligate the Company or any Company Subsidiary to provide funds to (other than recurring purchases of office products and supplies in the ordinary course of business), or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, (15) which would prohibit or delay the consummation of the Merger or any of the transactions contemplated by this Agreement or any Ancillary Agreement. Each contract of the type described in
Section 3.11, whether or not set forth in Section 3.11 of the Company Disclosure Schedule and except those contracts entered into by the Management Company (acting as an agent of the Company), is referred to herein as a "Company Material Contract." Each Company Material Contract is valid and binding on the Company and each Company Subsidiary party thereto and, to the Company's knowledge, each other party thereto, and in full force and effect, and the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it to date under each such Company Material Contract and, to the Company's knowledge, each other party to each Company Material Contract has performed all obligations required to be performed by it to date under such Company Material Contract, except for such failures that would not result in a Company Material Adverse Effect. None of the Company or any Company Subsidiary knows of, or has received notice of, any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract or any other contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to

(1) prevent or delay consummation of the Merger or (2) otherwise prevents or materially delays performance by the Company of any of its obligations under this Agreement or any Ancillary Agreement. Section 3.11 of the Company Disclosure Schedule provides the Company's good faith estimate of the additional costs which will accrue to the Company under the contracts described in clause
(A) of Section 3.11 as a result of the transactions contemplated by this Agreement or any Ancillary Agreement, and such estimate is, in the aggregate, accurate.

          Section 3.12 Employee Benefit Plans.

               Section 3.12.1 Section 3.12.1 of the Company Disclosure Schedule sets forth a true and complete list of each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of the Company or any ERISA Affiliate (as defined below)), which are now, or were within the past 6 years, maintained, sponsored or contributed to by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements (each a "Company Benefit Plan"). For purposes of this
Section 3.12, "ERISA Affiliate" shall mean any entity (whether or not incorporated) other than the Company that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code. Neither the Company, nor to the Company's knowledge, or any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          With respect to each Company Benefit Plan, the Company has delivered or made available to Parent true, correct and complete copies of (A) each Company Benefit Plan (or, if not written a written summary of its material terms), including without limitation all plan documents, trust agreements, insurance contracts or other funding vehicles and all amendments thereto, (B) all summaries and summary plan descriptions, including any summary of material modifications (C) the most recent annual reports (Form 5500 series) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (E) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter,
(F) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Company Benefit Plan, (G) all filings made with any Governmental Entities, including but not limited any filings under the Voluntary Compliance Resolution or Closing Agreement Program or the Department of Labor Delinquent Filer Program.

               Section 3.12.2 Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the

Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company SEC Filings prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the Company's knowledge, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

               Section 3.12.3 Except as disclosed on Section 3.12.3 of the Company Disclosure Schedule: (A) to the Company's knowledge each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has either received a favorable determination letter from the IRS as to its qualified status or the remedial amendment period for such Company Benefit Plan has not yet expired, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Company's knowledge no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, (B) to the Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company or a Company ERISA Affiliate, (C) no suit, administrative proceeding, action or other litigation has been brought, or to the Company's knowledge is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims), (D) no Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan") or other pension plan subject to Title IV of ERISA and neither the Company nor any ERISA Affiliate has sponsored or contributed to or been required to contribute to a Multiemployer Plan or other pension plan subject to Title IV of ERISA, (E) no material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder, (F) none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or
Section 412(n) of the Code, (G) neither the Company nor any ERISA Affiliate has any liability under ERISA Section 502, and (H) all Tax, annual reporting and other governmental filings required by ERISA and the Code have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants.

               Section 3.12.4 Except as set forth on Section 3.12.4 of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement by any employee, officer or director of the Company or any Company Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Set forth in

Section 3.12.4 of the Company Disclosure Schedule is (A) the estimated maximum amount that could be paid to any disqualified individual as a result of the transactions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect, and (B) the "base amount" (as defined in Section 280G(b)(e) of the Code) for each such individual as of the date of this Agreement.

               Section 3.12.5 Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. The Company and each ERISA Affiliates are in material compliance with (A) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations (including proposed regulations) thereunder and any similar state law and (B) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

               Section 3.12.6 Neither the Company nor any of the Company Subsidiaries maintains, sponsors, contributes or has any liability with respect to any employee benefit plan program or arrangement that provides benefits to non-resident aliens with no U.S. source income outside of the United States.

               Section 3.12.7 There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against any Company Benefit Plan, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts thereunder which could reasonably be expected to result in any material liability of the Company or any Company Subsidiary to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

          Section 3.13 Labor and Other Employment Matters.

               Section 3.13.1 Except as would not reasonably be expected to have a Company Material Adverse Effect, and except as to employees of the Company and the Company Subsidiaries whose compensation is administered by the Management Company, neither the Company, nor any Company Subsidiary is delinquent in payments to any of its employees or any other person for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Except as would not reasonably be expected to have a Company Material Adverse Effect, and except as to employees of the Company and the Company Subsidiaries whose compensation is administered by the Management Company, the Company and the Company Subsidiaries are in compliance with all applicable material Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, and wages and hours. Except as to employees of the Company and the Company Subsidiaries whose compensation is administered by the Management Company, the Company and the Company Subsidiaries has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees or any other person, and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Except as would not reasonably be expected to have a Company Material Adverse Effect, and except as to employees of the Company and the Company Subsidiaries whose compensation is administered by the Management Company, neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except those contracts entered into by the Management Company (acting as an agent of the Company), none of the Company or any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, and no collective bargaining agreement or other labor union contract is being negotiated by Company or any Company Subsidiary. Except as to employees of the Company and the Company Subsidiaries whose employment is administered by the Management Company, there is no labor dispute, strike, slowdown or work stoppage against the Company or any Company Subsidiary pending or, to the Company's knowledge, threatened which may interfere in any respect with the respective business activities of the Company or any Company Subsidiary. Except as to employees of the Company and the Company Subsidiaries whose terms and conditions of employment are determined by the Management Company, no labor union or similar organization has otherwise been certified or recognized to represent any persons employed by the Company or any Company Subsidiary or has applied to represent such employees or is attempting to organize so as to represent such employees.

               Section 3.13.2 To the Company's knowledge, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and except for that which written notice has been delivered or provided by the Company to the Management Company, (A) none of the Company, any Company Subsidiary or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or, to the Company's knowledge, threatened, except where such unfair labor practice, charge or complaint would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (B) there are no material pending claims against the Company or any Company Subsidiary under any workers' compensation plan or policy or for long term disability; (C) there are no material controversies pending or, to the Company's knowledge, threatened, between the Company and any of its respective current or former employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity; (D) no employees of the Company or any Company Subsidiary are in any material respect in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others;
(E) no employees of the Company or any Company Subsidiary have given notice to the Company or any Company Subsidiary, nor is the Company or any

Company Subsidiary otherwise aware, that any such employee intends to terminate his or her employment with the Company or any Company Subsidiary.

               Section 3.13.3 Except with respect to those employees whose compensation is administered by the Management Company, the Company has identified in Section 3.13.3 of the Company Disclosure Schedule and has made available to Parent true and complete copies of (A) all severance and employment agreements with directors, officers or employees of or consultants to the Company or any Company Subsidiary; (B) all severance programs and policies of the Company and each Company Subsidiary with or relating to its employees; and
(C) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to its directors, officers, employees or consultants which contain change in control provisions. Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director, officer or any employee of the Company or any Company Subsidiary or affiliate from the Company or any Company Subsidiary or affiliate under any Company Benefit Plan or otherwise, (B) increase any benefits otherwise payable under any Company Benefit Plan or (C) result in any acceleration of the time of payment or vesting of any benefits. No individual who is a party to an employment agreement listed in
Section 3.13.3 of the Company Disclosure Schedule or any agreement incorporating change in control provisions with the Company has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that have given, or could give, rise to a severance obligation on the part of the Company under such agreement.
Section 3.13.3 of the Company Disclosure Schedule sets forth the Company's best estimates of the amounts payable to the executives and other persons listed therein, as a result of the transactions contemplated by this Agreement, any Ancillary Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any "gross-up" payments with respect to any of the foregoing), based on compensation data applicable as of the date of the Company Disclosure Schedule and the assumptions stated thereon.

          Section 3.14 Litigation. Except as and to the extent set forth in Company SEC Filings filed prior to the date of this Agreement or with respect to such matters which are controlled by the Management Company, (A) there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any Company Subsidiary or for which the Company or any Company Subsidiary is obligated to indemnify a third party that (1) has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (2) challenges the validity or propriety, or seeks to prevent or delay consummation of, the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement and (B) neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, decree or arbitration ruling, award or other finding which has had or would, individually or in the aggregate, reasonably be expected to (1) prevent or delay consummation of the Merger, (2) otherwise prevent or delay performance by the Company of any of its obligations under this Agreement or any Ancillary Agreement or (3) result in a Company Material Adverse Effect.

          Section 3.15 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse
Effect:

               Section 3.15.1 The Company and each Company Subsidiary (A) is in compliance with all, and is not subject to any liability, in each case with respect to any, applicable Environmental Laws, (B) holds or has applied for all Environmental Permits necessary to conduct their current operations and (C) is in compliance with their respective Environmental Permits.

               Section 3.15.2 Neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law.

               Section 3.15.3 Neither the Company nor any Company Subsidiary (A) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the Company's knowledge, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (B) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

               Section 3.15.4 None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the Company's knowledge, proposed for listing on the "National Priorities List" under CERCLA, or any similar state or foreign list of sites requiring investigation or cleanup.

               Section 3.15.5 The Company has provided true and correct copies of all reports, studies and other documentation regarding any applicable environmental laws, environmental permits and hazardous materials to the Parent, included but not limited to, phase one environmental site assessments and phase two environmental studies.

          Section 3.16 Insurance. The Company maintains or causes the Management Company to maintain insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company.

          Section 3.17 Opinion of Financial Advisors. Houlihan Lokey Howard & Zukin (the "Company Financial Advisor") has delivered to the Special Committee and to the Company Board its written opinion that the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock (other than Parent and any Parent Subsidiary).

          Section 3.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote, if any, of the holders of any class or series of capital stock or other Equity Interests of the Company necessary to approve this Agreement, the Ancillary Agreements, the Merger and the other transactions contemplated hereby and thereby (the "Requisite Stockholder Approval").

          Section 3.19 Permits; Compliance with Gaming Laws.

               Section 3.19.1 To the Company's knowledge, and except for such matters for which the Management Company has sole responsibility pursuant to the Management Agreement, each of the Company and the Company Subsidiaries, and each of their respective directors, officers, persons performing management functions similar to officers and, to the Company's knowledge, partners, is in possession of all permits, registrations, findings of suitability, licenses, variances, exemptions, certificates of occupancy, orders and approvals of all Governmental Entities (including but not limited to all authorizations under the Company Gaming Laws), necessary for the Company and the Company Subsidiaries to own, lease and operate its properties and to conduct the business and operations of the Company and the Company Subsidiaries in the manner described in the Company SEC Filings filed prior to the date hereof and as it is being conducted as of the date hereof (the "Company Permits"), and all of such Company Permits are valid, and in full force and effect, except for where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect and no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension, limitation or termination of any Company Permit that currently is in effect the loss of which either individually or in the aggregate would be reasonably expected to have a Company Material Adverse Effect. To the Company's knowledge, each of the Company and the Company Subsidiaries, and each of their respective directors, officers, persons performing management functions similar to officers and, partners, are in compliance with the terms of the Company Permits, except for such failures to comply, which individually or in the aggregate, would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Filings filed prior to the date of this Agreement, to the Company's knowledge, none of the Company, the Company Subsidiaries or the businesses of the Company and the Company Subsidiaries are being conducted in violation or default of or in conflict with (A) any Law, ordinance or regulation of any Governmental Entity (including, without limitation, any Company Gaming Laws), (B) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of any Company Subsidiary is bound or affected or (C) any Company Permit, except for possible violations, conflicts or defaults which individually or in the aggregate do not and would not be reasonably expected to have a Company Material Adverse Effect. The Company has received no notice of any investigation or review by any Governmental Entity with respect to the Company or any of the Company Subsidiaries that is pending, and, to the Company's knowledge, no investigation or review is threatened, nor has any Governmental Entity indicated any intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

               Section 3.19.2 Except as disclosed in Section 3.19.2 of the Company Disclosure Schedule and except those received by the Management Company, neither the Company nor any of the Company Subsidiaries, nor any of their respective directors, officers, key employees or persons performing management functions similar to officers or, to the Company's knowledge, partners of the Company or any of the Company Subsidiaries has received any claim, demand, notice, complaint, court order or administrative order from any Governmental Entity since March 29, 2001 under, or relating to any violation or possible violation of any Company Gaming Laws, except for such possible violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Company's knowledge, there are no facts unknown to the executive officers of the Management Company, which if known to the regulators under the Company Gaming Laws would be reasonably expected to result in the revocation, limitation or suspension of a Company Permit, finding of suitability, registration, or approval of it, any Company Subsidiary, or of any officer, director, key employees or other person performing management functions similar to an officer or partner, under any Company Gaming Laws. To the Company's knowledge, neither the Company nor any of the Company Subsidiaries has suffered a suspension or revocation of any Company Permit held under the Company Gaming Laws.

          Section 3.20 Disclosure Documents. (A) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement, and at the Effective Time and (B) the Schedule 13E-3 and any Other Filings or any supplement or amendment thereto, at the time of the filing thereof and at the time of any distribution or dissemination thereof, in each case, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.20 will not apply to statements or omissions included in the Proxy Statement or any Other Filings based upon information furnished in writing to the Company by Parent, the Management Company or Merger Sub specifically for use therein.

          Section 3.21 Brokers. No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has heretofore made available to Parent a true and complete copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger or any other transaction contemplated by this Agreement or any Ancillary Agreement.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), which shall identify exceptions by specific Section references, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

          Section 4.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.2 Authority; No Conflict.

               Section 4.2.1 Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and each Ancillary Agreement to be consummated by it. The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by each of Parent and Merger Sub, as applicable, and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action (including approval by Parent as the sole stockholder of the Merger Sub) and no other corporate proceedings on the part of Parent and Merger Sub and no other stockholder votes are necessary to authorize this Agreement or any such Ancillary Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and each Ancillary Agreement to which Parent or the Merger Sub is a party have been duly authorized and validly executed and delivered by Parent and Merger Sub, as applicable, and constitute a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

               Section 4.2.2 The execution and delivery of this Agreement and each Ancillary Agreement to which it is a party by Parent or Merger Sub does not, and the performance of this Agreement and each Ancillary Agreement to which it is a party by the Parent and Merger Sub will not, (A) conflict with or violate any provision of the Parent Certificate or Parent By-laws or any equivalent organizational documents of Merger Sub, or (B) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, material agreement, material lease or material license, to which Parent is a party, except in any such case for any matters described in Section 4.2.2(B) above that would not be reasonably likely to prevent Parent or Merger Sub from performing its obligations under this Agreement or any Ancillary Agreement (to which Parent or Merger Sub is a party) in all material respects.

          Section 4.3 Ownership of Merger Sub; No Prior Activities.

               Section 4.3.1 Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

               Section 4.3.2 Parent has delivered to the Company a true and correct copy of the organizational documents of Merger Sub.

               Section 4.3.3 Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and each Ancillary Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          Section 4.4 Brokers. No broker, finder or investment banker (other than Bear Stearns & Co., Inc., Parent's financial advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or any Parent Subsidiary.

                                   ARTICLE 5.
                              ADDITIONAL AGREEMENTS

          Section 5.1 Conduct of Business by the Company Pending the Effective Time. The Company shall conduct its business in the ordinary course consistent with past practice. Furthermore, the Company expressly agrees and undertakes that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as specifically permitted by any other provision of this Agreement, unless Parent shall otherwise agree in writing: the Company will, and will cause each Company Subsidiary to, (A) subject to the restrictions set forth in this Section 5.1, conduct its operations only in the ordinary and usual course of business consistent with past practice and in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws, ordinances, rules and regulations of any Governmental Entity, (B) pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (C) pay or perform other material obligations when due subject to good faith disputes over such obligations, (D) use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, and to preserve the current relationships of the Company and each Company Subsidiary with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations, with the intention that its goodwill and ongoing business will be unimpaired at the Effective Time, (E) maintain its books, accounts and records in its usual manner consistent with past practices, (F) maintain and keep its properties and equipment in good repair, working order and condition (except ordinary wear and tear) and (G) notify Parent in writing of any material event involving its or any of the Company Subsidiaries' business or operations promptly upon its occurrence. Notwithstanding the foregoing, nothing in this Section 5.1 shall prohibit, prevent or otherwise restrict the ability or the obligations of the Management Company to take any action, to manage the Company's casino business or to otherwise fulfill its obligations under the Management Agreement. Without limiting the foregoing, and as an extension thereof, except as specifically permitted by any other provision of this Agreement and except as set forth in
Section 5.1 of the Company Disclosure Schedule, the Company shall not (unless required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company), and shall not permit any Company Subsidiary to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do or authorize or enter into a contract, agreement or otherwise make a commitment to do, any of the following without the prior written consent of Parent:

               Section 5.1.1 amend or otherwise change its certificate of incorporation or By-laws or equivalent organizational documents;

               Section 5.1.2 (A) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right) or "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, of the Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date hereof in accordance with their terms or (B) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, including by operation of Law or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property and Company Real Property) of the Company or any Company Subsidiary, except pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice;

               Section 5.1.3 declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or enter into any agreement with respect to the voting of its capital stock;

               Section 5.1.4 reclassify, combine, split, exchange, recapitalize, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities;

               Section 5.1.5 (i) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, (B) enter into any joint ventures, strategic alliances or partnerships (other than as may be entered into by the Management Company on behalf of the Company or the Company Subsidiaries pursuant to the Management Agreement), or (C) otherwise enter into any other contracts, agreements, transactions or understandings which, in the aggregate, involve expenditures in excess of $50,000 or otherwise are not cancelable within one year, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any derivative contracts or make investments in marketable securities, (iii) terminate, cancel, amend or request any material change in, or agree to any material change in, any Company Material Contract, (iv) enter into (A) any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than in the ordinary course of business consistent with past practice,

(B) any contracts, agreements, or obligations granting any non-competition, exclusive distribution or other exclusive rights, (C) any contracts, agreements or obligations with affiliates of the Company or any Company Subsidiary (other than Parent or any Parent Subsidiary), regardless of whether such transaction may otherwise be in accordance with any other provision of this Agreement or (D) any contract, agreement or obligation with any of the Company's officers, directors or employees, (E) any contracts that would have been Company Material Contracts if they had been entered into prior to the date hereof, (F) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1 or (G) make or authorize any capital expenditures, or (v) terminate, cancel, amend or request any change in or agree to any change in, or otherwise take any action with respect to, the Management Agreement;

               Section 5.1.6 make any payments to non-employee service providers, including without limitation attorneys, accountants, architects and consultants, in excess of $10,000 individually, or $25,000 in the aggregate.

               Section 5.1.7 transfer or license to any person or otherwise extend, amend or modify in any material respect any rights to the Company's Intellectual Property;

               Section 5.1.8 except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.12.1 of the Company Disclosure Schedule: (A) increase the compensation or benefits payable or to become payable to any of its directors, officers or employees, (B) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, (C) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law, ordinance, rule or regulation of any Governmental Entity or the terms of a collective bargaining agreement in existence on the date of this Agreement, (D) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan or pay any benefit not required by any Company Benefit Plan or (E) change in any material respect any management policies or procedures;

               Section 5.1.9 (A) pre-pay any debt or pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except as may be required in any existing credit agreement between the Company and Company Subsidiaries and any other person or in the ordinary course of business consistent with past practice and in accordance with their terms, (B) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (C) delay or accelerate payment of any account payable or other obligation or liability in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, or (D) vary the Company's inventory practices in any material respect from the Company's past practices;

               Section 5.1.10 fail to maintain its existing insurance coverage of all types in effect or, in the event any such coverage shall be terminated or lapse, procure substantially similar substitute insurance policies which in all material respects provide coverage in at least such amounts and insure against such risks as are currently covered by such policies;

               Section 5.1.11 make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

               Section 5.1.12 initiate, waive, release, assign, settle or compromise any contingent claims, suit, proceedings, investigations, actions, or any litigation or arbitration;

               Section 5.1.13 make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable law, make any change to any of its material methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income Tax Return for any taxable year ending after December 31, 1998;

               Section 5.1.14 modify, amend or terminate, or waive, release or assign any rights or claims with respect to any confidentiality or standstill agreement to which the Company or any Company Subsidiary is a party;

               Section 5.1.15 write up, write down or write off the book value of any assets;

               Section 5.1.16 take any action to exempt or make not subject to
(A) the provisions of Section 203 of the DGCL or, (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent, Merger Sub and any Parent Subsidiary) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

               Section 5.1.17 form any Subsidiary;

               Section 5.1.18 pledge, commit or provide funds to any charitable or community organization;

               Section 5.1.19 dissolve, liquidate or otherwise terminate the existence in good standing of the Company or any Company Subsidiary under applicable law;

               Section 5.1.20 take any action with respect to the Company's food and beverage services, parking facilities and services, any hotel development activities, the second floor of the Company's casino facilities, the Company Real Property located on Fulton Street, or facilities of the Company or any Company Subsidiary;

               Section 5.1.21 except as permitted by Section 5.6.1, take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied; or

               Section 5.1.22 authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

          Notwithstanding the foregoing, no action or inaction by the Management Company, except for such action and inaction directed by the Company or any Company Subsidiary, shall constitute a breach or violation by the Company of this Section 5.1.

          Section 5.2 Cooperation. The Company and Parent shall coordinate and cooperate in connection with (A) the preparation of the Proxy Statement, the
Schedule 13E-3 and any Other Filings, (B) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Company Material Contracts, in connection with the consummation of the Merger and (C) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement, the Schedule 13E-3 or any Other Filings and timely seeking to obtain any such actions, consents, approvals or waivers.

          Section 5.3 Proxy Statement and Schedule 13E-3.

               Section 5.3.1 As promptly as practicable after the execution of this Agreement, the Company and Parent shall cooperate and promptly prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement") and a joint Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with respect to the Merger and any Other Filings, if any. The respective parties shall cause the Proxy Statement and the Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Regulation 14A and Rule 13e-3. The respective parties, after consultation with the other, will use all reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement, any Other Filings and the Schedule 13E-3. Parent and the Company shall furnish to each other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Proxy Statement, any Other Filings and the Schedule 13E-3. As promptly as practicable after the clearance of the Proxy Statement and the Schedule 13E-3 by the SEC, the Company shall mail the Proxy Statement to its stockholders (or, if the SEC chooses not to review the Proxy Statement and the Schedule 13E-3, within 10 days after the date that the SEC notifies the Company that it will not review the Proxy Statement). The Proxy Statement shall include the recommendation of the Company Board that adoption of the Merger Agreement by the Company's stockholders is advisable and that the Company Board has determined that the Merger is fair and in the best interests of the Company's stockholders.

          No amendment or supplement (other than pursuant to Section 425 of the Securities Act with respect to releases made in compliance with Section 5.9) to the Proxy

Statement, the Schedule 13E-3 or any Other Filings will be made by the Company without the approval of Parent. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.

               Section 5.3.2 Each of the parties agrees to use its best efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Proxy Statement, the Other Filings and the Schedule 13E-3. Each party agrees promptly to supplement, update and correct any information provided by it for use in the Proxy Statement, the Other Filings and the Schedule 13E-3 if and to the extent that it is of shall have become incomplete, false or misleading. If at any time prior to the Effective Time, any event or circumstance relating to Parent or Parent Subsidiary or the respective officers and directors, should be discovered by Parent which should be set forth in an amendment to the Proxy Statement, Other Filings or Schedule 13E-3, Parent shall promptly inform the Company. If at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, any Other Filing or the Schedule 13E-3, the Company shall promptly inform Parent. All documents that the Company is responsible for filing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, the rules and regulations, thereunder and other applicable Laws.

          Section 5.4 Stockholders' Meetings. In accordance with the Company's Certificate of Incorporation and By-Laws, the Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as practicable for the purpose of voting upon the approval of the Merger, and the Company shall use its best efforts to hold the Company Stockholders' Meeting as promptly as practicable after the date on which the Proxy Statement is cleared by the SEC.

          Section 5.5 Access to Information; Confidentiality. From the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary and each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, and agents and other representatives (collectively, "Company Representatives") to: (A) provide to Parent and Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, "Parent Representatives')) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof and (B) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the Parent or the Parent Representatives may reasonably request. No investigation conducted pursuant to this Section 5.5 shall affect or be deemed to modify or limit any representation or warranty made in this Agreement.

          Section 5.6 No Solicitation of Transactions.

               Section 5.6.1 None of the Company or any Company Subsidiary shall, directly or indirectly, take (and the Company shall not authorize or permit the Company Representatives or, to the extent within the Company's control, other affiliates to take) any action to (A) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (B) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or (C) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; provided, however, that prior to the Company receiving the Requisite Stockholder Approval, this Section 5.6 shall not prohibit the Company from furnishing nonpublic information regarding the Company or any Company Subsidiary to a person making an unsolicited Qualifying Acquisition Proposal submitted to the Company by such person (and not withdrawn) if (i) neither the Company nor any Representative of any of the Company or any Company Subsidiary shall have violated the provisions of this Section 5.6, and
(ii) the Company Board concludes in good faith by majority vote of those directors entitled to vote thereon, after having taken into account the advice of the Special Committee and upon receiving the opinion of its outside legal counsel, that such action is necessary for the Company Board to comply with its fiduciary obligations to the Company's stockholders.

          For purposes of this Section 5.6.1, a "Qualifying Acquisition Proposal" shall mean an offer to purchase for cash, at a price per share of at least 115% of the Merger Consideration, all outstanding capital stock of the Company from a person that has demonstrated (to the satisfaction of all Non-HET Nominated Directors and Non-HET Affiliated Directors, as such terms are defined in the Company Certificate) the financial ability to consummate such a purchase.

               Section 5.6.2 The Company shall, as promptly as practicable (and in no event later than 24 hours after receipt thereof), advise Parent of any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such potential Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any such proposal or inquiry, if it is not in writing and shall keep Parent fully informed on a prompt basis with respect to any developments with respect to the foregoing.

               Section 5.6.3 Neither the Company Board nor any committee thereof, including the Special Committee, shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company Board or such committee of the adoption and approval of the Merger and the matters to be considered at the Company Stockholders' Meeting, (B) other than the Merger, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (C) other than the Merger, cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

          Section 5.7 Appropriate Action; Consents; Filings.

               Section 5.7.1 The Company and Parent shall use their reasonable best efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and each Ancillary Agreement as promptly as practicable, (B) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the Company Gaming Laws), in connection with the authorization, execution and delivery of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated herein and therein, including, without limitation, the Merger, and (C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and each Ancillary Agreement and the Merger required under (w) the Exchange Act, and any other applicable federal or state securities Laws, (x) Company Gaming Laws, and (z) any other applicable Law; provided, that Parent and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith and, provided, however, that nothing in this Section 5.7.1 shall require Parent to agree to (AA) the imposition of conditions, (BB) the requirement of divestiture of assets or property or (CC) the requirement of expenditure of money by Parent or the Company to a third party in exchange for any such consent. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Schedule 13E-3) in connection with the transactions contemplated by this Agreement and each Ancillary Agreement.

               Section 5.7.2 The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement and each Ancillary Agreement, (B) required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Parent Material Adverse Effect from occurring after the Effective Time, or (D) otherwise referenced in Section 6.2.3. In the event that either party shall fail to obtain any third party consent described in the first sentence of this
Section 5.7.2, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

               Section 5.7.3 From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the Company's knowledge, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other person (A) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger or
(B) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or any Parent Subsidiary to own or operate all or any portion of the businesses or assets of the Company or any Company Subsidiary.

          Section 5.8 Certain Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (A) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement or any Ancillary Agreement not to be satisfied or (B) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement or any Ancillary Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement or any Ancillary Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

          Section 5.9 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation. Parent and the Company agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form attached hereto as Annex C.

          Section 5.10 Employee Benefit Matters. With respect to any "employee benefit plan" as defined in Section 3(3) of ERISA maintained by Parent or any Parent Subsidiary (collectively, the "Parent Benefit Plans") in which any director, officer or employee of the Company or any Company Subsidiary (the "Company Employees") will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or a Company Subsidiary, as the case may be, for purposes of vacation and severance and participation in, but not for purposes of benefit accrual, in any Parent Benefit Plan in which such Company Employees may be eligible to participate after the Effective Time.

          Section 5.11 Indemnification of Directors and Officers.

               Section 5.11.1 After the Effective Time, through the sixth anniversary of the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present (as of the Effective Time) and former officer and director of the Company or any Company Subsidiary (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to such officer's or director's actions taken in good faith (and in a manner reasonably believed to be in or not opposed to the best interests of the Company) with respect to the Merger and this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law and to the same extent as provided in the Company Certificate or Company By-Laws in effect on the date hereof; provided that no Indemnified Party may settle any such claim without the prior approval of the Surviving Corporation (which approval shall not be unreasonably withheld or delayed).

               Section 5.11.2 Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company Certificate and the Company By-laws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and By-laws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any individual who on or prior to the Effective Time was a director, officer, trustee, fiduciary, employee or agent of the Company or any Company Subsidiary or who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, unless such amendment or modification is required by Law.

               Section 5.11.3 For six years from the Effective Time, the Surviving Corporation shall provide to the Company's current and former directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy (true and complete copies which have been previously provided to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement, which premium the Company represents and warrants to be approximately $360,000. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time for purposes of this
Section 5.11.3, which policies provide such directors and officers with coverage for an aggregate period of three years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder. The obligations under this Section 5.11 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.11 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.11 applies shall be third party beneficiaries of this Section 5.11).

               Section 5.11.4 In the event Parent or the Surviving Corporation
(A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(B) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.11.

                                   ARTICLE 6.
                               CLOSING CONDITIONS

          Section 6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

               Section 6.1.1 Stockholder Approval. The Requisite Stockholder Approval shall have been obtained.

               Section 6.1.2 No Order. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger.

          Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions (which may be waived in Parent's sole and absolute discretion):

               Section 6.2.1 Representations and Warranties. (A) Each of the representations and warranties of the Company contained in this Agreement that are qualified by materiality or Company Material Adverse Effect shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date); (B) all representations and warranties which are not so qualified shall be true and correct in all respects (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all respects as of such date) except for such breaches of any representation and warranty which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and (C) the representations and warranties of the Company set forth in Section 3.3 shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of the Effective Time. Parent shall have received a certificate of the Chief Executive Officer of the Company dated as of the Effective Date certifying as to (A), (B) and (C) above.

               Section 6.2.2 Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of the Chief Executive Officer of the Company certifying as to its performance or compliance.

               Section 6.2.3 Consents and Approvals. All consents, approvals and authorizations listed in Section 3.4, or required to be set forth in the related section of the Company Disclosure Schedule shall have been obtained in each case, without (A) the imposition of conditions, (B) the requirement of divestiture of assets or property or (C) the requirement of expenditure of money by Parent to a third party in exchange for any such consent.

               Section 6.2.4 Disinterested Stockholder Approval. The Company shall have received the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock not held by Parent, any Parent Subsidiary and their respective officers and directors.

               Section 6.2.5 Litigation. The Company shall have dismissed the action pending in the Louisiana Civil District Court of New Orleans, Jazz Casino Co., LLC and JCC Holding Co. v. Harrah's New Orleans Mgmt. Co., et. al., No. 02-6098, and shall have either (a) dismissed the proceeding pending in the Delaware Court of Chancery entitled Harrah's Enter., Inc. v. JCC Holding Company, Civil Action No. 19479, and any appeals thereof including that certain appeal pending in the Supreme Court of the State of Delaware (No. 331,2002) or
(b) shall have executed all documents, in a form satisfactory to Parent necessary to permit Parent to dismiss such lawsuit immediately following the Effective Time.

               Section 6.2.6 Dissenting Shares. The total number of Dissenting Shares shall not exceed 10% of the outstanding shares of Company Common Stock at the Effective Time.

               Section 6.2.7 Separation Agreements. The Separation Agreements entered into by Paul Debban and Preston Smart shall be in full force and effect and no party thereto shall be in breach thereof.

               Section 6.2.8 Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          Section 6.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

               Section 6.3.1 Representations and Warranties. Each of the representations and warranties of Parent contained in this Agreement that are qualified by materiality or Parent Material Adverse Effect shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time, (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date) and all representations and warranties which are not so qualified shall be true and correct in all material respects (except that those representations and warranties which address matters only as of a particular date need only remain true and correct in all material respects as of such date). The Company shall have received a certificate of an officer of Parent certifying as to performance or compliance.

               Section 6.3.2 Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of a responsible officer of Parent certifying as to its performance or compliance.

                                   ARTICLE 7.
                        TERMINATION, AMENDMENT AND WAIVER

          Section 7.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

               Section 7.1.1 By mutual written consent of Parent and the Company;

               Section 7.1.2 By either the Company or Parent if the Merger shall not have been consummated prior to January 30, 2003; provided, however, that such date may, from time to time, be extended by Parent (by written notice thereof to the Company) up to and including April 30, 2003 in the event all conditions to effect the Merger other than those set forth in Section 6.1.2 and
Section 6.2.3 (the "Regulatory Conditions") have been or are capable of being satisfied at the time of each such extension and the Regulatory Conditions have been or are reasonably capable of being satisfied on or prior to April 30, 2003, (such earlier date, as it may be so extended, shall be referred to herein as the "Outside Date"); provided further that the right to terminate this Agreement under this Section 7.1.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

               Section 7.1.3 By Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any Ancillary Agreement, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best effort to resist, resolve or lift, as applicable, subject to the provisions of Section 5.7);

               Section 7.1.4 By Parent if (A) the Company Board (with the concurrence of a majority of the Non-HET Nominated Directors and Non-HET Affiliated Directors, each term as defined in the Company Certificate) shall have withdrawn, or adversely modified, or failed (upon Parent's request) to reconfirm its recommendation of the Merger or this Agreement or any Ancillary Agreement (or determined to do so), (B) the Company Board (with the concurrence of a majority of the Non-HET Nominated Directors and Non-HET Affiliated Directors, each term as defined in the Company Certificate) shall have determined to recommend to the stockholders of the Company that they approve an Acquisition Proposal other than that contemplated by this Agreement, (C) a tender offer or exchange offer that, if successful, would result in any person or group (other than Parent or an affiliate of Parent) becoming a beneficial owner of 10% or more of the outstanding shares of Company Common Stock is commenced

(other than by Parent or an affiliate of Parent) and the Company Board fails to recommend that the stockholders of the Company not tender their shares in such tender or exchange offer, (D) any person (other than Parent or an Affiliate of Parent) or group becomes the beneficial owner of 10% or more of the outstanding shares of Company Common Stock, or (E) for any reason the Company (with the concurrence of a majority of the Non-HET Nominated Directors and Non-HET Affiliated Directors, each term as defined in the Company Certificate) fails to call or hold the Company Stockholders' Meeting by the Outside Date;

               Section 7.1.5 By Parent, if since the date of this Agreement, there shall have been any event, development or change of circumstance that constitutes, has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and such Company Material Adverse Effect is not cured within 10 days after written notice thereof or if
(A)(1) there shall be breached any covenant or agreement on the part of a party other than Parent or Merger Sub set forth in this Agreement or any Ancillary Agreement, (2) any representation or warranty of a party other than Parent or Merger Sub set forth in this Agreement or any Ancillary Agreement that is qualified as to materiality or Material Adverse Effect shall have become untrue or (3) any representation or warranty of a party other than Parent or Merger Sub set forth in this Agreement or any Ancillary Agreement that is not so qualified shall have become untrue in any material respect, (B) such breach or misrepresentation is not cured within 10 days after written notice thereof and
(C) such breach of misrepresentation would cause the conditions set forth in
Section 6.2.1 or Section 6.2.2 not to be satisfied (a "Terminating Company Breach");

               Section 7.1.6 By the Company, if (A)(1) Parent has breached any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement or any Ancillary Agreement, (2) any representation or warranty of Parent or Merger Sub that is qualified as to materiality or Material Adverse Effect shall have become untrue or (3) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, (B) such breach or misrepresentation is not cured within 10 days after written notice thereof and (C) such breach or misrepresentation would cause the conditions set forth in Section 6.3.1 or Section 6.3.2 not to be satisfied (a "Terminating Parent Breach").

          Section 7.2 Effect of Termination.

               Section 7.2.1 Limitation on Liability. In the event of termination of this Agreement by either the Company or Parent as provided in
Section 7.1 this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective Subsidiaries, officers or directors except (A) with respect to Section 5.5,
Section 5.9, this Section 7.2 and Article 8 and (B) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement or any Ancillary Agreement.

               Section 7.2.2 Parent Expenses. Parent and the Company agree that if this Agreement is terminated pursuant to Section 7.1.4 or Section 7.1.5, then the Company shall pay Parent an amount equal to $1.5 million to cover Parent Expenses.

               Section 7.2.3 Payment of Expenses. Payment of Expenses pursuant to Section 7.2.2 shall be made not later than two business days after delivery to the other party of notice of demand for payment.

               Section 7.2.4 Termination Fee. In addition to any payment required by the foregoing provisions of this Section, in the event that this Agreement is terminated pursuant to Section 7.1.4(A), (B), (C) or (E) or 7.1.5(A)(1) and a definitive agreement for a transaction which is the subject of an Acquisition Proposal is entered into, or a transaction which is the subject of an Acquisition Proposal is consummated, within twelve months of the termination of this Agreement, then the Company shall pay to Parent within two business days thereafter, a termination fee of $3.5 million.

               Section 7.2.5 All Payments. All payments under Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment.

          Section 7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, no amendment to this Agreement shall be made subsequent to the adoption of this Agreement by the stockholders of the Company that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto may (A) extend the time for the performance of any of the obligations or other acts of the other party hereto, (B) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (C) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 7.5 Fees and Expenses. Subject to Section 7.2.1 and Section
7.2.2 of this Agreement, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the Schedule 13E-3 and the Other Filings.

                                   ARTICLE 8.
                               GENERAL PROVISIONS

          Section 8.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          Section 8.2 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

                  If to Parent or Merger Sub, addressed to it at:

                           Harrah's Operating Company, Inc.
                           One Harrah's Court
                           Las Vegas, Nevada 89118
                           Attn:  General Counsel

                           with a mandated copy to:

                           Latham & Watkins
                           650 Town Center Drive, Suite 2000
                           Costa Mesa, California 92626
                           Attention:  Charles K. Ruck, Esquire

                           If to the Company, addressed to it at:

                           JCC Holding Company
                           One Canal Place
                           365 Canal Street, Suite 900
                           New Orleans, Louisiana 70130

                           with a mandated copy to:

                           Hunt & Ayres LLP
                           1818 Market Street, 33rd Floor
                           Philadelphia, Pennsylvania 19103
                           Attention:  John Frazier Hunt, Esquire

          Section 8.3 Certain Definitions. For purposes of this Agreement, the term:

          "ACQUISITION PROPOSAL" means any offer or proposal concerning any (a) merger, consolidation, business combination, or similar transaction involving the Company or any Company Subsidiary, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or the Company Subsidiaries representing 10% or more of the consolidated assets of the Company and the Company Subsidiaries, (c) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or (d) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the outstanding voting capital stock of the Company or (e) any combination of the foregoing (other than the Merger).

          "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person;

          "ANCILLARY AGREEMENTS" means the Separation Agreements and the Voting Agreements;

          "BENEFICIAL OWNERSHIP" (and related terms such as "beneficially owned" or "beneficial owner") shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

          "BUSINESS DAY" shall mean any day other than a day on which the SEC shall be closed.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY GAMING LAWS" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations and manufacturing and distributing operations of the Company or any Company Subsidiaries, including, without limitation, the Louisiana Gaming Control Board and any applicable state gaming law and any federal or state laws relating to currency transactions.

          "COMPANY MATERIAL ADVERSE EFFECT" means any change affecting, or condition having an effect on, the Company and the Company Subsidiaries that is, or would reasonably be expected to be, materially adverse to the assets, liabilities, business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries, taken as a whole; provided that the term "Company Material Adverse Effect" shall exclude any effects on the Company resulting from (a) changes in the U.S. economy in general, (b) changes in the gaming industry not specifically related to the Company, and (c) changes in the regional economy in which the Company operates.

          "COMPANY STOCK OPTION PLANS" means JCC Holding Company 1998 Long Term Incentive Plan, any other plan, agreement or arrangement related to any Company Options.

          "CONTRACTS" means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any company is a party or to which any of the assets of the companies are subject, whether oral or written, express or implied.

          "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

          "ENVIRONMENTAL LAWS" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety as affected by the environment or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

          "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

          "EQUITY INTEREST" means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

          "EXCHANGE" means the New York Stock Exchange or any natural securities exchange or inter-dealer quotation system.

          "EXCHANGE ACT" shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXPENSES" includes all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement, the Schedule 13E-3 and any Other Filings and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereto.

          "GAAP" means generally accepted accounting principles as applied in the United States.

          "GOVERNMENTAL ENTITY" means domestic or foreign governmental, administrative, judicial or regulatory authority.

          "GROUP" is defined as in the Exchange Act, except where the context otherwise requires.

          "HAZARDOUS MATERIALS" means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (B) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "INTELLECTUAL PROPERTY" means all intellectual property or other proprietary rights of every kind, foreign or domestic, including all patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, domain names, service marks, service mark registrations and applications, trade names, trade secrets, know-how, trade dress, copyright registrations, customer lists, confidential marketing and customer information, licenses, confidential technical information, software, and all documentation thereof.

          "KNOWLEDGE" will be deemed to be present when the matter in question was brought to the attention of any officer of Parent or the Company, as the case may be, and in the case of the Company, the knowledge of Paul Debban, Preston Smart and Camille Fowler after a reasonable due and diligent inquiry, which shall not include the duty to inquire of the Management Company.

          "LAW" means foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

          "MANAGEMENT AGREEMENT" means that certain Third Amended and Restated Management Agreement, dated as of March 30, 2001, by and between Harrah's New Orleans Management Company and Jazz Casino Company, L.L.C. Management Company.

          "MANAGEMENT COMPANY" means Harrah's New Orleans Management Company.

          "OTHER FILINGS" means all filings made by, or required to be made by, the Company with the SEC other than the Proxy Statement.

          "PARENT MATERIAL ADVERSE EFFECT" means any change affecting, or condition having an effect on, Parent, Merger Sub and the Parent Subsidiaries that is, or would reasonably be expected to be, materially adverse to the assets, liabilities, business, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, other than any change or condition relating to the economy or securities markets in general, or the industries in which Parent operates in general, and not specifically relating to Parent.

          "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SUBSIDIARY" OR "SUBSIDIARIES" of Parent, the Company, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Parent, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          Section 8.4 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

          "AGREEMENT"                                            Preamble

          "CERTIFICATE OF MERGER"                             Section 1.2

          "CERTIFICATES"                                    Section 2.2.2

          "COMPANY"                                              Preamble

          "COMPANY BENEFIT PLAN"                           Section 3.12.1

          "COMPANY BOARD"                                        Recitals

          "COMPANY BY-LAWS"                                   Section 3.2

          "COMPANY CERTIFICATE"                               Section 3.2

          "COMPANY COMMON STOCK"                            Section 2.1.1

          "COMPANY DISCLOSURE SCHEDULE"                         Article 3

          "COMPANY EMPLOYEES"                                Section 5.10

          "COMPANY FINANCIAL ADVISOR"                        Section 3.17

          "COMPANY LEASED PROPERTY"                         Section 3.8.1

          "COMPANY MATERIAL CONTRACT"                        Section 3.11

          "COMPANY OPTIONS"                                   Section 2.5

          "COMPANY OWNED PROPERTY"                          Section 3.8.1

          "COMPANY PERMITS"                                Section 3.19.1

          "COMPANY REAL PROPERTY"                           Section 3.8.1

          "COMPANY REPRESENTATIVES"                           Section 5.5

          "COMPANY SEC FILINGS"                             Section 3.5.1

          "COMPANY STOCKHOLDERS' MEETING"                     Section 5.4

          "COMPANY SUBSIDIARIES"                              Section 3.1

          "D&O INSURANCE"                                  Section 5.11.2

          "DISSENTING STOCKHOLDERS"                         Section 2.1.1

          "DGCL"                                                 Recitals

          "EFFECTIVE TIME"                                    Section 1.2

          "ERISA"                                          Section 3.12.1

          "ERISA AFFILIATE"                                Section 3.12.1

          "FULTON STREET AGREEMENT"                        Section 3.8.11

          "IRS"                                             Section 3.7.5

          "LEASE DOCUMENTS"                                 Section 3.8.3

          "MATERIAL INTELLECTUAL PROPERTY"                   Section 3.10

          "MERGER"                                               Recitals

          "MERGER CONSIDERATION"                            Section 2.1.1

          "MERGER SUB"                                           Preamble

          "MULTIEMPLOYER PLAN"                             Section 3.12.3

          "OPTION PAYMENT"                                    Section 2.5

          "OUTSIDE DATE"                                    Section 7.1.2

          "PARENT"                                               Preamble

          "PARENT BENEFIT PLAN"                              Section 5.10

          "PARENT DISCLOSURE SCHEDULE"                          Article 4

          "PARENT REPRESENTATIVES                            Section 5.5

          "PARENT SUBSIDIARIES"                                 Recitals

          "PAYING AGENT"                                   Section 2.2.1

          "PAYMENT FUND"                                  Section 2.2.1

          "PBGC"                                         Section 3.12.4

          "PERMITTED EXCEPTIONS"                          Section 3.8.2

          "PROXY STATEMENT"                               Section 5.3.1

          "QUALIFYING ACQUISITION PROPOSAL"               Section 5.6.1

          "REGULATORY CONDITIONS"                         Section 7.1.2

          "REQUISITE STOCKHOLDER APPROVAL"                 Section 3.18

          "SCHEDULE 13E-3"                                Section 5.3.1

          "SEPARATION AGREEMENTS"                              Recitals

          "SPECIAL COMMITTEE"                                  Recitals

          "SURVIVING CORPORATION"                           Section 1.1

          "SURVEYS"                                       Section 3.8.2

          "TAXES"                                        Section 3.7.13

          "TAX RETURN"                                   Section 3.7.13

          "TERMINATING COMPANY BREACH"                    Section 7.1.5

          "TERMINATING PARENT BREACH"                     Section 7.1.6

          "TITLE POLICIES"                                Section 3.8.2

          "VOTING AGREEMENTS"                                  Recitals

          Section 8.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          Section 8.7 Entire Agreement. This Agreement (together with the Exhibits, Parent and Company Disclosure Schedules and the other documents delivered pursuant hereto), and the Ancillary Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

          Section 8.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.11, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          Section 8.10 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

          Section 8.11 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

               Section 8.11.1 This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles.

               Section 8.11.2 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (D) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               Section 8.11.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.3.

          Section 8.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          Section 8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware State Court or Federal Court of the United States of America, sitting in Delaware, or any appellate court from any thereof, in each case having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HARRAH'S OPERATING COMPANY, INC.


By:  /s/ Charles L. Atwood
     -------------------------------
     Name:    Charles L. Atwood
     Title:   Senior Vice President, Chief Financial Officer and
              Treasurer


SATCHMO ACQUISITION, INC.


By:  /s/ Charles L. Atwood
     -------------------------------
     Name:    Charles L. Atwood
     Title:   Senior Vice President, Chief Financial Officer and
              Treasurer


JCC HOLDING COMPANY


By:  /s/ Paul Debban
     -------------------------------
     Name:    Paul Debban
     Title:   Chairman and President